Exhibit 99.1

FOSTER WHEELER REPORTS RESULTS FOR THIRD QUARTER OF 2010

•                  $51.7 million net income, or $0.41 per diluted share

•      Strong backlog in both business groups

•      $1.1 billion total cash position

•      Repurchased 4.3 million shares during the quarter

ZUG, SWITZERLAND, November 4, 2010 — Foster Wheeler AG (Nasdaq: FWLT) today reported net income for the third quarter of 2010 of $51.7 million, or $0.41 per diluted share, compared with $90.0 million, or $0.71 per diluted share, in the third quarter of 2009.  Net income in both quarterly periods was impacted by items as detailed in the attached table.  Excluding such items from both quarterly periods, net income in the third quarter of 2010 was $50.1 million, or $0.40 per diluted share, compared with $91.7 million, or $0.72 per diluted share, in the year-ago quarter.

Third-quarter 2010 consolidated EBITDA (earnings before interest expense, income taxes, depreciation and amortization) was $87.2 million, compared with $128.2 million in the third quarter of 2009. Consolidated EBITDA in both quarterly periods was also impacted by items as detailed in the attached table.  Excluding such items from both quarterly periods, consolidated EBITDA in the third quarter of 2010 was $85.5 million, compared with $129.9 million in the third quarter of 2009.

For the first nine months of 2010, net income was $182.6 million, or $1.44 per diluted share, compared with $285.1 million, or $2.24 per diluted share, for the first nine months of 2009.  Consolidated EBITDA for the first nine months of 2010 was $288.7 million, compared with $395.7 million for the first nine months of 2009.  The nine-month periods of 2010 and 2009 included items as detailed in the attached table.

The following tables present quarterly and average quarterly data, both as reported and as adjusted.  The company believes that quarterly averages provide meaningful comparative relevance for certain key metrics in light of the significant quarter-to-quarter variability that is inherent in the company’s financial results.

(in millions)	Q3 2010	Qtrly Avg. 2010	Q3 2009	Qtrly Avg. 2009
Net income	$52	$61	$90	$87
Net income, as adjusted	$50	$61	$92	$94
Consolidated EBITDA	$87	$96	$128	$126
Consolidated EBITDA, as adjusted	$86	$96	$130	$133

Foster Wheeler’s Chief Executive Officer, Umberto della Sala, said, “Both of our business units are operating extremely well, but the company’s net income in the third quarter of 2010 was below the average quarter of 2009 due primarily to weaker market conditions, specifically lower volumes of work executed in each of the two operating groups — and a lower realized EBITDA margin in our Global Engineering and Construction (E&C) Group.”

Global Engineering and Construction (E&C) Group

(in millions)	Q3 2010	Qtrly Avg. 2010	Q3 2009	Qtrly Avg. 2009
New orders booked (FW Scope)	$472	$459	$355	$494
Operating revenues (FW Scope)	$399	$422	$499	$478
Segment EBITDA	$69	$85	$114	$105
EBITDA Margin (FW Scope)	17.4%	20.1%	22.9%	22.0%

•                  EBITDA in the third quarter of 2010 was lower than the average quarter of 2009 due primarily to lower volumes of work executed and lower margins on scope revenues, partially offset by the $10.9 million favorable impact of a settlement fee resulting from a third-party decision not to proceed with a power plant development project and the related prospective EPC contract.

•                  New orders booked in Foster Wheeler scope were modestly below the average quarter of 2009 but remained robust, consisting primarily of numerous mid-size and smaller contract awards.

•                  Scope operating revenues were below the average quarter of 2009, primarily due to a lower volume of work executed.

Global Power Group (GPG)

(in millions)	Q3 2010	Qtrly Avg. 2010	Q3 2009	Qtrly Avg. 2009
New orders booked (FW Scope)	$151	$258	$209	$150
Operating revenues (FW Scope)	$153	$159	$204	$251
Segment EBITDA	$40	$32	$40	$49
EBITDA Margin (FW Scope)	26.5%	20.3%	19.4%	19.3%

•                  EBITDA in the third quarter of 2010 was below the average quarter of 2009 due primarily to lower volumes of work executed, partially offset by the recognition of business interruption insurance associated with our equity interest in a power plant in Chile that was disabled by an earthquake in  February 2010.

•                  Scope new orders were comparable to the average quarter of 2009.  The tone of the market has improved considerably since 2009, but the timing of new orders continues to be lumpy.

•                  Scope operating revenues were below the average quarter of 2009, reflecting in part the lagging impact of a reduced level of boiler orders in 2009.

In commenting on the margin outlook for 2010, Mr. della Sala said, “In our E&C Group, we expect full-year 2010 EBITDA margin on scope revenue to be in the range of 18-20%.  In our Global Power Group, we expect the full-year 2010 EBITDA margin on scope revenue to be in the range of 19-21%.”

In commenting on the broader market outlook for the company’s two business units, Mr. della Sala said, “We are encouraged by recent improvements in the market.   The amount of activity regarding proposals and client inquiries in a number of regions around the world has returned to levels that we had not consistently seen since markets turned down.  Although we clearly felt the impact of competitive pressure in the third quarter, the increase in proposal activity confirms our view that that markets have bottomed and that demand has improved.”

Mr. della Sala added, “This activity has resulted in two very large and strategically important contract awards early in the fourth quarter — one in our E&C Group and one in our Global Power Group (GPG).  In the Global E&C Group, we have been selected to execute a major front-end engineering design contract for a very large downstream project in South America, and we expect to sign the contract imminently.  In GPG, we won a contract for a sizable boiler order in Vietnam.”

In commenting on the preliminary outlook for 2011, Mr. della Sala said, “Due to the lagging impact of the competitive conditions under which contracts have been awarded in 2010, it is likely that EBITDA margins in both of our operating groups will be lower in 2011 than 2010.  However, if proposal activities and client inquiry levels continue to remain high, we could very well see an increase in scope revenues in 2011 as compared to 2010.”

Share Repurchase Program

On September 12, 2008, the company announced that its board of directors had authorized a $750 million share repurchase program.  As of the end of 2008, the company had purchased 18.1 million shares and had approximately $264 million remaining under the existing authorization.   The company did not purchase any additional shares in 2009 or the first six months of 2010.

In the third quarter of 2010, the company purchased 4.3 million shares for approximately $99.2 million under the existing share repurchase program.   At the end of the third quarter of 2010, the company had approximately $165 million remaining under the existing authorization.

Today, the company’s board of directors authorized additional share repurchases of up to $335 million.  When combined with the remaining authorization of $165 million, today’s action gives the company total authorizations of $500 million.   Repurchases under the additional $335 million authorization in excess of approximately 12.7 million shares will require (under Swiss law) prior shareholder approval, which we intend to seek at our next shareholder meeting.

Net Income Attributable to Foster Wheeler AG

All references to net income in this news release indicate net income attributable to Foster Wheeler AG.

Calculation of EBITDA

EBITDA is a supplemental financial measure not defined in generally accepted accounting principles, or GAAP.  The company defines EBITDA as net income attributable to Foster Wheeler AG before interest expense, income taxes, depreciation and amortization.  The company has presented EBITDA because it believes it is an important supplemental measure of operating performance.  Certain covenants under our U.S.  senior secured credit agreement use an adjusted form of EBITDA such that in the covenant calculations the EBITDA as presented herein is adjusted for certain unusual and infrequent items specifically excluded in the terms of our U.S. senior secured credit agreement.  The company believes that the line item on its consolidated statement of operations entitled “net income attributable to Foster Wheeler AG” is the most directly comparable GAAP financial measure to EBITDA.  Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income attributable to Foster Wheeler AG as an indicator of operating performance or any other GAAP financial measure.

EBITDA, as calculated by the company, may not be comparable to similarly titled measures employed by other companies.  In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the company’s ability to fund its cash needs.  As EBITDA excludes certain financial information that is included in net income attributable to Foster Wheeler AG, users of this financial information should consider the type of events and transactions that are excluded.

The company’s non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•              It does not include interest expense.  Because the company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the company in generating revenue.  Therefore, any measure that excludes interest expense has material limitations;

•              It does not include taxes.  Because the payment of taxes is a necessary and ongoing part of the company’s operations, any measure that excludes taxes has material limitations; and

•              It does not include depreciation and amortization.  Because the company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations.  Therefore, any measure that excludes depreciation and amortization has material limitations.

Calculation of EBITDA Margin

Segment EBITDA margin is calculated by dividing business unit operating revenues in Foster Wheeler Scope into business unit EBITDA.

Foster Wheeler Scope

Foster Wheeler Scope represents that portion of unfilled orders, new orders booked and operating revenues on which profit can be earned.  Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.  The company began comprehensively reporting Foster Wheeler Scope as of 2005.

Conference Call Information

Foster Wheeler AG plans to hold a conference call today, Thursday, November 4, at 4:00 p.m. Central European Time (11:00 a.m. Eastern Daylight Time in the U.S.) to discuss its financial results for the third quarter ended September 30, 2010. The call will be accessible to the public by telephone or webcast, and the company will post an accompanying slide presentation in the investor relations section of its website (www.fwc.com).  To listen to the call by telephone, dial 973-935-8752 (conference I.D. No. 11908944) approximately ten minutes before the call.  The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com.  A replay of the call will be available on the company’s website as well as by telephone.  The replay can be accessed on the company’s website for four weeks following the call.  The replay will be available by telephone for one week following the call and can be accessed by dialing 706-645-9291 (replay passcode 11908944 required).

Foster Wheeler AG is a global engineering and construction contractor and power equipment supplier delivering technically advanced, reliable facilities and equipment. The company employs approximately 13,000 talented professionals with specialized expertise dedicated to serving clients through one of its two primary business groups. The company’s Global Engineering and Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, environmental, pharmaceuticals, biotechnology and healthcare industries.  The company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services.  The company is based in Zug, Switzerland, and its operational headquarters office is in Geneva, Switzerland.   For more information about Foster Wheeler, please visit our Web site at www.fwc.com.

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10-468

Safe Harbor Statement

Foster Wheeler AG news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the company and the various industries within which the company operates.  These include statements regarding the company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty.  The company cautions that a variety of factors, including but not limited to the factors described in the company’s most recent Annual Report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission on February 25, 2010 and the following, could cause the company’s business conditions and results to differ materially from what is contained in forward-looking statements: benefits, effects or results of the company’s redomestication or the relocation of the company’s principal executive offices to Geneva, Switzerland; the search for a permanent Chief Executive Officer; further deterioration in the economic conditions in the United States and other major international economies, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, changes in estimates made by the company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to its global operations, currency fluctuations, war and/or terrorist attacks on facilities either owned by the company or where equipment or services are or may be provided by the company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of its patents and other intellectual property rights, increasing competition by non-U.S. and U.S. companies, compliance with its debt covenants, recoverability of claims against its customers and others by the company and claims by third parties against the company, and changes in estimates used in its critical accounting policies.  Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected.  Most of these factors are difficult to predict accurately and are generally beyond the company’s control.  You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the company.  The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission.

Contacts:
Media	Julie Stanisz	908 730-4047	E-mail: julie_stanisz@fwc.com
Investor Relations	Scott Lamb	908 730-4155	E-mail: scott_lamb@fwc.com

Foster Wheeler AG  and  Subsidiaries

Consolidated Statement of Operations

(in thousands of dollars, except share data and per share amounts)

(unaudited)

	Fiscal Quarters Ended		Fiscal Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009

Operating revenues	$904,709	$1,216,379	$2,855,778	$3,789,703
Cost of operating revenues	764,789	1,022,542	2,395,916	3,213,155
Contract profit	139,920	193,837	459,862	576,548

Selling, general and administrative expenses	73,622	75,881	213,442	214,153
Other income, net	(16,197)	(10,508)	(35,948)	(30,201)
Other deductions, net	7,394	6,722	27,131	19,707
Interest income	(2,835)	(2,701)	(7,924)	(7,799)
Interest expense	4,330	4,648	12,925	10,117
Net asbestos-related (gain)/provision	(1,665)	1,745	(68)	5,251
Income before income taxes	75,271	118,050	250,304	365,320
Provision for income taxes	18,693	22,061	55,712	67,625
Net income	56,578	95,989	194,592	297,695
Less: Net income attributable to noncontrolling interests	4,858	5,991	11,954	12,630
Net income attributable to Foster Wheeler AG	$51,720	$89,998	$182,638	$285,065

Shares Outstanding:
Weighted-average number of shares outstanding for basic earnings per share	125,459,735	126,459,865	126,810,748	126,355,686

Weighted-average number of shares outstanding for diluted earnings per share	125,711,232	127,399,854	127,163,049	127,069,653

Earnings per share:
Basic	$0.41	$0.71	$1.44	$2.26
Diluted	$0.41	$0.71	$1.44	$2.24

Foster Wheeler AG and Subsidiaries

Consolidated Balance Sheet

(in thousands of dollars)

(unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Current Assets:
Cash and cash equivalents	$1,040,153	$997,158
Short-term investments	268	—
Accounts and notes receivable, net:
Trade	493,213	526,525
Other	118,865	117,718
Contracts in process	197,748	219,774
Prepaid, deferred and refundable income taxes	51,384	46,478
Other current assets	37,199	33,902
Total current assets	1,938,830	1,941,555
Land, buildings and equipment, net	371,883	398,132
Restricted cash	32,866	34,905
Notes and accounts receivable — long-term	1,397	1,571
Investments in and advances to unconsolidated affiliates	225,162	228,030
Goodwill	87,883	88,702
Other intangible assets, net	67,541	73,029
Asbestos-related insurance recovery receivable	216,393	244,265
Other assets	85,668	87,781
Deferred tax assets	70,127	89,768
TOTAL ASSETS	$3,097,750	$3,187,738

LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current Liabilities:
Current installments on long-term debt	$35,627	$36,930
Accounts payable	262,694	303,436
Accrued expenses	225,504	280,861
Billings in excess of costs and estimated earnings on uncompleted contracts	633,050	600,725
Income taxes payable	33,227	60,052
Total current liabilities	1,190,102	1,282,004

Long-term debt	159,339	175,510
Deferred tax liabilities	68,013	62,956
Pension, postretirement and other employee benefits	234,215	270,269
Asbestos-related liability	317,191	352,537
Other long-term liabilities	176,433	171,405
Commitments and contingencies
TOTAL LIABILITIES	2,145,293	2,314,681

Temporary Equity:
Non-vested share-based compensation awards subject to redemption	10,291	2,570
TOTAL TEMPORARY EQUITY	10,291	2,570

Equity:
Registered shares	329,641	329,402
Paid-in capital	626,948	617,938
Retained earnings	504,819	322,181
Accumulated other comprehensive loss	(463,941)	(438,004)
Treasury shares	(99,182)	—
TOTAL FOSTER WHEELER AG SHAREHOLDERS’ EQUITY	898,285	831,517
Noncontrolling Interests	43,881	38,970
TOTAL EQUITY	942,166	870,487
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$3,097,750	$3,187,738

Foster Wheeler AG and Subsidiaries

Business Segments

(in thousands of dollars)

(unaudited)

	Fiscal Quarters Ended		Fiscal Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Global Engineering & Construction Group
Backlog - in future revenues	$3,105,800	$4,008,500	$3,105,800	$4,008,500
New orders booked - in future revenues	758,400	688,800	2,005,500	2,346,000
Operating revenues	749,249	1,009,352	2,371,394	2,992,235
EBITDA	69,339	114,134	254,732	326,044

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	1,591,600	1,583,100	1,591,600	1,583,100
New orders booked - in Foster Wheeler Scope	471,800	355,400	1,377,600	1,580,200
Operating revenues - in Foster Wheeler Scope	398,725	499,140	1,266,939	1,421,683

Global Power Group
Backlog - in future revenues	866,200	624,600	866,200	624,600
New orders booked - in future revenues	154,100	212,100	781,100	394,700
Operating revenues	155,460	207,027	484,384	797,468
EBITDA	40,430	39,589	96,709	142,152

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	854,600	611,900	854,600	611,900
New orders booked - in Foster Wheeler Scope	151,400	209,000	773,100	385,700
Operating revenues - in Foster Wheeler Scope	152,805	203,982	476,375	788,532

Corporate & Finance Group (2)
EBITDA	(22,619)	(25,553)	(62,772)	(72,480)

Consolidated
Backlog - in future revenues	3,972,000	4,633,100	3,972,000	4,633,100
New orders booked - in future revenues	912,500	900,900	2,786,600	2,740,700
Operating revenues	904,709	1,216,379	2,855,778	3,789,703
EBITDA	87,150	128,170	288,669	395,716

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	2,446,200	2,195,000	2,446,200	2,195,000
New orders booked - in Foster Wheeler Scope	623,200	564,400	2,150,700	1,965,900
Operating revenues - in Foster Wheeler Scope	551,530	703,122	1,743,314	2,210,215

(1)

Foster Wheeler Scope represents the portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

(2)	Includes intersegment eliminations.

Foster Wheeler AG and Subsidiaries

Reconciliations of EBITDA and Foster Wheeler Scope

(in thousands of dollars)

(unaudited)

	Fiscal Quarters Ended		Fiscal Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Reconciliation of EBITDA to Net Income*
EBITDA:
Global Engineering & Construction Group	$69,339	$114,134	$254,732	$326,044
Global Power Group	40,430	39,589	96,709	142,152
Corporate & Finance Group	(22,619)	(25,553)	(62,772)	(72,480)
Consolidated EBITDA	87,150	128,170	288,669	395,716
Less: Interest expense	4,330	4,648	12,925	10,117
Less: Depreciation/amortization (1)	12,407	11,463	37,394	32,909
Less: Provision for income taxes	18,693	22,061	55,712	67,625
Net income*	$51,720	$89,998	$182,638	$285,065

Reconciliation of Foster Wheeler Scope Operating
Revenues to Operating Revenues

Global Engineering & Construction Group
Foster Wheeler Scope operating revenues	$398,725	$499,140	$1,266,939	$1,421,683
Flow-through revenues	350,524	510,212	1,104,455	1,570,552
Operating revenues	749,249	1,009,352	2,371,394	2,992,235

Global Power Group
Foster Wheeler Scope operating revenues	152,805	203,982	476,375	788,532
Flow-through revenues	2,655	3,045	8,009	8,936
Operating revenues	155,460	207,027	484,384	797,468

Consolidated
Foster Wheeler Scope operating revenues	551,530	703,122	1,743,314	2,210,215
Flow-through revenues	353,179	513,257	1,112,464	1,579,488
Operating revenues	$904,709	$1,216,379	$2,855,778	$3,789,703

(1)  The depreciation / amortization by business segment:

	Fiscal Quarters Ended		Fiscal Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Global Engineering & Construction Group	$6,547	$5,804	$20,148	$16,314
Global Power Group	5,355	5,279	15,859	15,469
Corporate & Finance Group	505	380	1,387	1,126
Total depreciation / amortization	$12,407	$11,463	$37,394	$32,909

* Net income attributable to Foster Wheeler AG.

Foster Wheeler AG and Subsidiaries

EBITDA, Net Income* and Diluted Earnings Per Share Reconciliation

(in thousands of dollars, except per share amounts)

(unaudited)

	Fiscal Quarters Ended
	September 30, 2010			September 30, 2009
			Diluted Earnings			Diluted Earnings
	EBITDA	Net Income*	Per Share	EBITDA	Net Income*	Per Share
As adjusted	$85,485	$50,055	$0.40	$129,915	$91,743	$0.72

Adjustments:
Net asbestos-related gain/(provision)	1,665	1,665	0.01	(1,745)	(1,745)	(0.01)

As reported	$87,150	$51,720	$0.41	$128,170	$89,998	$0.71

	Fiscal Nine Months Ended
	September 30, 2010			September 30, 2009
			Diluted Earnings			Diluted Earnings
	EBITDA	Net Income*	Per Share	EBITDA	Net Income*	Per Share
As adjusted	$288,601	$182,570	$1.44	$400,967	$290,316	$2.28

Adjustments:
Net asbestos-related gain/(provision)	68	68	0.00	(5,251)	(5,251)	(0.04)

As reported	$288,669	$182,638	$1.44	$395,716	$285,065	$2.24

	Fiscal Twelve Months Ended
	December 31, 2009
			Diluted Earnings
	EBITDA	Net Income*	Per Share
As adjusted	$530,164	$376,521	$2.96

Adjustments:
Net asbestos-related provision	(26,365)	(26,365)	(0.21)

As reported	$503,799	$350,156	$2.75

*Net income attributable to Foster Wheeler AG.

Foster Wheeler AG and Subsidiaries

Average Calculations

(in thousands of dollars)

(unaudited)

	2009 Full Year Amount	2009 Quarterly Average Amount *	Fiscal Nine Months Ended September 30, 2010	2010 Quarterly Average Amount **

Consolidated
Net income ***	$350,156	$87,539	$182,638	$60,880
Adjusted net income ***	376,521	94,130	182,570	60,857
Consolidated EBITDA	503,799	125,950	288,669	96,223
Consolidated EBITDA, as adjusted	530,164	132,541	288,601	96,200

Global Engineering & Construction Group
New orders booked - in Foster Wheeler Scope	$1,975,200	$493,800	$1,377,600	$459,200
Operating revenues - in Foster Wheeler Scope	1,910,997	477,749	1,266,939	422,313
Segment EBITDA	421,186	105,297	254,732	84,911
EBITDA margin	22.0%	22.0%	20.1%	20.1%

Global Power Group
New orders booked - in Foster Wheeler Scope	$599,900	$149,975	$773,100	$257,700
Operating revenues - in Foster Wheeler Scope	1,004,123	251,031	476,375	158,792
Segment EBITDA	194,027	48,507	96,709	32,236
EBITDA margin	19.3%	19.3%	20.3%	20.3%

* To calculate the quarterly average dollar amounts, the company divided reported annual figures by four.

** To calculate the quarterly average dollar amounts, the company divided reported nine-month figures by three.

*** Net income attributable to Foster Wheeler AG.